Exhibit (a)(1)(vii)
Instruction Booklet
to the
Letter of Instructions for the
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.

THE DEADLINE FOR RETURNING THE ACCOMPANYING LETTER OF INSTRUCTIONS (THE “LETTER OF INSTRUCTIONS”) IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2008 (THE “ELECTION DATE”). THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. THE ELECTION DATE IS THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE METLIFE EXCHANGE OFFER.

LETTERS OF INSTRUCTIONS AND ANY NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE CUSTODIAN (AS DEFINED BELOW) ON OR BEFORE THE ELECTION DATE.

          This Instruction Booklet to the Letter of Instructions provides information and instructions on how to properly complete the Letter of Instructions. We urge you to read this Instruction Booklet and the Offer to Exchange, dated August 11, 2008. After carefully reviewing these materials, if you desire to participate in the exchange offer please complete the Letter of Instructions and return it to the Custodian at one of the addresses listed below. You should only complete the Letter of Instructions if you hold Trust Interests (defined below) in the MetLife Policyholder Trust. The terms, conditions and instructions contained in this Instruction Booklet are incorporated by reference into the Letter of Instructions. The instructions on how to properly complete the Letter of Instructions begin on page 5 of this Instruction Booklet.
The Information Agent for the Exchange Offer is:
D.F. KING & CO., INC.
48 Wall Street, 22nd Floor
New York, NY 10005
For inquires call: (800) 967-7858
For shareholders outside of the U.S. call: (212) 269-5550 (Collect)
Custodian and Exchange Agent:
BNY MELLON SHAREOWNER SERVICES

By Mail:	By Overnight Courier or By Hand:
Attention: Corporate Actions Department	Attention: Corporate Actions Department, 27th Floor
P.O. Box 3351	Newport Office Center VII
South Hackensack, New Jersey 07606-3351	480 Washington Boulevard
Re: MetLife Exchange Offer	Jersey City, New Jersey 07310-2035
Re: MetLife Exchange Offer
For Withdrawals:
Attention: Corporate Actions Department
P.O. Box 3354
South Hackensack, New Jersey 07606-3354
Re: MetLife Exchange Offer
Facsimile: (201) 680-4630
Call to Confirm Receipt of Facsimile: (201) 680-4860
IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE COMPLETING THE LETTER OF INSTRUCTIONS

Ladies and Gentlemen:
          Reference is made to the Offer to Exchange, dated August 11, 2008, the Letter of Instructions and this Instruction Booklet to such Letter of Instructions (this “Instruction Booklet”), which together constitute MetLife, Inc.’s (“MetLife”) offer to exchange 29,243,539 shares of RGA class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”) for outstanding shares of common stock, par value $0.01 per share (the “MetLife common stock”), of MetLife validly tendered and not properly withdrawn, upon the terms and subject to the conditions set forth herein and in the Offer to Exchange (such transaction, the “exchange offer”). The exchange offer will expire at 12:00 Midnight, New York City time, on September 11, 2008, unless extended or terminated in accordance with applicable law and the terms of the exchange offer.
          THE DEADLINE FOR RETURNING THE ACCOMPANYING LETTER OF INSTRUCTIONS AND ANY NOTICE OF WITHDRAWAL IS 5:00 P.M., NEW YORK CITY TIME, SEPTEMBER 8, 2008 (THE “ELECTION DATE”) WHICH IS THREE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. If the exchange offer is extended, you will not be able to withdraw your Trust Interests (defined below) representing shares of MetLife common stock because the exchange offer period will only be extended by a maximum of three trading days and under the terms of the exchange offer you must deliver instructions to the Custodian (as defined in the following paragraph) at least three business days prior to the last day of the exchange offer period. For the purposes of this Instruction Booklet and Letter of Instructions, Trust Interests mean an undivided fractional interest in the shares of MetLife common stock and the other assets of the Trust (as defined below) beneficially owned by a Trust Beneficiary (as defined below) through Mellon Investor Services LLC (doing business under the name of BNY Mellon Shareowner Services), as Custodian (the “Custodian”).
          Upon the terms and subject to the conditions of the exchange offer, by signing the Letter of Instructions, I hereby instruct the Custodian under the MetLife Policyholder Trust Agreement, dated as of November 3, 1999, as amended, by and among Metropolitan Life Insurance Company, MetLife, the Custodian and Wilmington Trust Company (the “Trustee”) to notify and instruct the Trustee to deliver for exchange such number of shares of MetLife common stock represented by interests (the “Trust Interests”) in shares of MetLife common stock held in the MetLife Policyholder Trust (the “Trust”) as specified on such Letter of Instructions. Subject to, and effective upon, MetLife’s acceptance of the tendered shares of MetLife common stock represented by such Trust Interests for exchange, the Trustee hereby is authorized to sell, assign and transfer to MetLife, or upon MetLife’s order, all right, title and interest in and to such shares of MetLife common stock represented by such Trust Interests. In addition, I hereby irrevocably constitute and appoint Mellon Investor Services LLC (doing business under the name of BNY Mellon Shareowner Services), as exchange agent (the “Exchange Agent”) as my true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent is also an agent of MetLife) with respect to such tendered shares of MetLife common stock represented by the Trust Interests, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):
(i)	to deliver and present to MetLife, or upon MetLife’s order, shares on the account books maintained by The Depositary Trust Company (“DTC”), together with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or letter of appointment), following receipt by the Exchange Agent, as my agent, of those shares of RGA class B common stock to which I will be entitled once you accept such tendered shares of MetLife common stock represented by the Trust Interests for exchange; and

(ii)	to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of MetLife common stock represented by the Trust Interests, all in accordance with the terms of the exchange offer.
          In connection with the exchange offer and my Letter of Instructions to tender the shares of MetLife common stock represented by the Trust Interests, I hereby represent and warrant to MetLife, the Trustee and the Custodian that:
(i)	I have full power and authority to instruct the Custodian to notify and instruct the Trustee to exchange such Trust Interests specified in the Letter of Instructions;

(ii)	I have not taken any actions that would prevent MetLife from acquiring good, marketable and unencumbered title to such MetLife common stock represented by the Trust Interests, free and clear of all liens, restrictions, changes and encumbrances;

(iii)	I have not taken any actions that would cause such shares of MetLife common stock represented by the Trust Interests to be subject to an adverse claim at the time MetLife accepts such shares for exchange;

(iv)	I beneficially own the Trust Interests being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(v)	FOR NON-U.S. PERSONS: I acknowledge that MetLife has advised me that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange the RGA class B common stock in that country; that restrictions applicable in Australia, Canada, the European Economic Area, Japan and the United Kingdom are set out under the heading “The Exchange Offer—Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions” in the Offer to Exchange, and that there may be restrictions that apply in other countries, including with respect to transactions in RGA class B common stock in my home country; that, if I am located outside the United States, my ability to instruct the Trustee to tender shares of MetLife common stock represented by the Trust Interests in the exchange offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the exchange offer without the need for MetLife to take any action to facilitate a public offering in that country or otherwise; that my participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am instructing the Trustee to tender shares of MetLife common stock represented by my Trust Interests and in a manner that will not require MetLife to take any action to facilitate a public offering in that country or otherwise; and that MetLife will rely on my representations concerning the legality of my participation in the exchange offer in determining to accept any shares of MetLife common stock represented by the Trust Interests that I am instructing the Trustee to tender for exchange.
          I will, upon request, execute and deliver any further documents that either the Exchange Agent, the Custodian, the Trustee or MetLife deems to be necessary or desirable to complete the sale, assignment and transfer of such Trust Interests that I have instructed the Custodian to notify and instruct the Trustee to tender shares of MetLife common stock represented by such Trust Interests. All authority I have conferred or agreed to confer in the Letter of Instructions and all of my obligations thereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.
          I understand and agree that, among other matters described in the Offer to Exchange:
With respect to withdrawal, acceptance, exchange and delivery:
(i)	I can withdraw my instructions in accordance with the procedures described in the Offer to Exchange under “The Exchange Offer—Procedures for Tendering,” Section 5.7(d) of the Trust Agreement and in Instruction 9 hereto;

(ii)	once MetLife accepts any of the shares of MetLife common stock represented by my Trust Interests which I have instructed the Trustee to tender, I will be (a) deemed to have accepted the shares of RGA class B common stock exchanged for such shares of MetLife common stock represented by the Trust Interests and to have relinquished all rights with respect to the tendered and accepted shares of MetLife common stock represented by the Trust Interests; and (b) entitled to receive such shares of RGA class B common stock in book-entry form in a direct registration share account (“Direct Registration Share account”) in my name;

(iii)	a maximum of 29,243,539 shares of RGA class B common stock will be exchanged for MetLife common stock;

(iv)	subject to the possible automatic extension of the exchange offer as described in the Offer to Exchange under “The Exchange Offer—Extension; Termination; Amendment,” the number of shares of RGA class B common stock I may receive in the exchange offer is based on values determined by reference to the average of the daily volume-weighted average price of MetLife common stock and common stock, par value $0.01 per share (the “RGA common stock”), of RGA on the New York Stock Exchange (the “NYSE”) on the last three trading days of the originally contemplated exchange offer period, as described in the Offer to Exchange under “The Exchange Offer—Terms of the Exchange Offer;”

(v)	because there is no trading market for RGA class B common stock, the daily volume-weighted average price of the RGA common stock will be used to determine the amount of shares of RGA class B common stock I receive in the exchange offer and none of MetLife, RGA, the Custodian, the Trustee, the co-dealer managers or the Exchange Agent can predict whether there will be any disparity in the trading prices for shares of class A common stock, par value $0.01 per share, of RGA and RGA class B common stock once both are listed on the NYSE;

(vi)	the number of shares of RGA class B common stock I may receive for each share of MetLife common stock accepted in the exchange offer is subject to a limit as set forth in the Offer to Exchange under “The Exchange Offer—Terms of the Exchange Offer;”

(vii)	if the limit on the number of shares of RGA class B common stock that can be received for each share of MetLife common stock tendered is in effect at the expiration of the originally contemplated exchange offer period, then the exchange ratio will be fixed at the limit and the exchange offer will be automatically extended as described in the Offer to Exchange under “The Exchange Offer—Extension; Termination; Amendment” and “The Exchange Offer—Terms of the Exchange Offer;”

(viii)	if the exchange offer is oversubscribed (i.e., if the number of shares of MetLife common stock tendered would result in more than the maximum number of shares of RGA class B common stock being exchanged), then the shares of MetLife common stock tendered will be subject to proration as described in the Offer to Exchange under “The Exchange Offer—Proration;”

(ix)	the Exchange Agent will (a) cause to be credited, in book-entry form to a Direct Registration Share account in my name, the shares of RGA class B common stock to which I am entitled in the name(s) of any person(s) that beneficially owns a Trust Interest in the Trust, as shown on the records of the Custodian (a “Trust Beneficiary”) and as shown on the Letter of Instructions; and (b) mail the confirmation of the shares of RGA class B common stock to which I am entitled to the address(es) of the Trust Beneficiar(y)(ies) shown on the Letter of Instructions;

(x)	no fractional shares of RGA class B common stock will be distributed in the exchange offer, but rather the Exchange Agent will aggregate all fractional shares that would otherwise have been required to be distributed and cause them to be sold in the open market and any proceeds the Exchange Agent realizes from that sale will be distributed, less any brokerage commissions or other fees, to me by the Custodian in accordance with my fractional interest in the aggregate number of shares sold;

(xi)	the Custodian will distribute a written statement to each Trust Beneficiary indicating the remaining number of their Trust Interests in the Trust following completion of the exchange offer, a summary of which will be made available to the Trustee;
     With respect to termination of the exchange offer and the return of any Trust Interests not accepted for exchange:
(xii)	under certain circumstances and subject to certain conditions to the exchange offer that are contained in the Offer to Exchange, which MetLife has the right to waive under certain circumstances, MetLife may not be required to accept for exchange any of the shares of MetLife common stock represented by the Trust Interests that I have instructed the Custodian to notify and instruct the Trustee to tender;

(xiii)	if for any reason MetLife does not accept for exchange any tendered shares of MetLife common stock represented by the Trust Interests in accordance with the terms and conditions of the exchange offer, then as soon as practicable after expiration or termination of the exchange offer, the Exchange Agent shall cause those shares to be credited to the account of DTC so that DTC can credit the Trustee and the Trustee shall hold such shares of MetLife common stock represented by the Trust Interests for my benefit subject to the terms and conditions of the Trust Agreement;
     With respect to delivery of shares of RGA class B common stock to Persons other than me:
(xiv)	if I properly complete Box 6 of the Letter of Instructions in accordance with the appropriate instructions under Instruction 6 hereto and provide all necessary and proper documentary evidence, such as a power of attorney, MetLife will distribute the shares of RGA class B common stock to which I am entitled and register such shares in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, such person(s) identified in Box 6 of the Letter of Instructions; provided that MetLife has no obligation pursuant to such instructions to transfer any shares of MetLife common stock represented by the Trust Interests from the name of the Trust Beneficiar(y)(ies) thereof if MetLife does not accept any such shares of MetLife common stock represented by the Trust Interests for exchange;

     With respect to matters relating to my instructions to tender generally:
(xv)	the delivery and surrender of the shares of MetLife common stock represented by the Trust Interests that I have instructed the Custodian to notify and instruct the Trustee to tender is not effective, and the risk of loss of such shares does not pass to the Exchange Agent, until the Exchange Agent receives a duly completed and signed Letter of Instructions together with all accompanying evidences of authority in form satisfactory to MetLife and any other required documents;

(xvi)	no tender of shares of MetLife common stock represented by the Trust Interests is valid until all defects and irregularities in such tenders have been cured or waived;

(xvii)	none of MetLife, RGA, the Custodian, the Exchange Agent, D.F. King & Co., Inc. (the “Information Agent”), the co-dealer managers, the Trustee or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of MetLife common stock represented by the Trust Interests or will incur any liability for failure to give any such notification;

(xviii)	a tender of shares of MetLife common stock represented by the Trust Interests made pursuant to any method of delivery as described in the Offer to Exchange, together with MetLife’s acceptance for exchange of such shares of MetLife common stock represented by the Trust Interests pursuant to the procedures described in the Offer to Exchange under “The Exchange Offer—Procedures for Tendering,” and in the instructions hereto, will constitute a binding agreement between me and MetLife upon the terms and subject to the conditions of the exchange offer; and

(xix)	all questions as to the form of documents (including Notices of Withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of MetLife common stock represented by the Trust Interests will be determined by MetLife in its sole discretion and such determination shall be final and binding.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer
          IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE CUSTODIAN MUST RECEIVE, ON OR BEFORE THE ELECTION DATE, (I) THE LETTER OF INSTRUCTIONS AND (II) ANY OTHER REQUIRED DOCUMENTS.
          1. Signatures on Letter of Instructions. If the Letter of Instructions is signed by a Trust Beneficiary of the Trust Interests representing shares of MetLife common stock instructed to be tendered thereby, the signature(s) must correspond with the name(s) as recorded in the records of the Custodian without alteration, enlargement or any change whatsoever. If any of such Trust Interests are held of record by two or more joint owners, each such owner must sign the Letter of Instructions.
          If the Letter of Instructions is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Custodian proper evidence satisfactory to MetLife of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.
          2. Signature Guarantees. All signatures on the Letter of Instructions must be guaranteed by a firm which is a member in good standing of the Security Transfer Agent’s Medallion Program (STAMP) or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the Letter of Instructions is signed by the Trust Beneficiar(y)(ies) of the Trust Interests representing shares of MetLife common stock instructed to be tendered therewith, and such Trust Beneficiar(y)(ies) has (have) not completed the box entitled “Special Issuance Instructions (Medallion Guarantee Required)” on the reverse side of the Letter of Instructions.
          3. Delivery of Letter of Instructions. You must return an original executed copy of the Letter of Instructions to the Custodian. Signed facsimiles may not be used instead of the original.
          Please do not send any Letters of Instructions or other documents directly to MetLife, RGA, the Information Agent or the co-dealer managers. The Custodian must receive, on or before the Election Date at its address set forth herein:
(i)	the Letter of Instructions, properly completed and duly executed (including any signature guarantees that may be required); and

(ii)	any other required documents (whether required by the Letter of Instructions or otherwise).
          THE METHOD USED TO DELIVER THE LETTER OF INSTRUCTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TRUST BENEFICIARY. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES REPRESENTED BY THE TRUST INTERESTS DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE CUSTODIAN RECEIVES SUCH DOCUMENTS. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
          No alternative, conditional or contingent instructions to tender will be accepted. All tendering Trust Beneficiaries, by executing the Letter of Instructions, waive any right to receive any notice of the acceptance of their shares of MetLife common stock represented by the Trust Interests for exchange.
          All questions as to the form of documents (including Notices of Withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of MetLife common stock represented by the Trust Interests will be determined by MetLife in its sole discretion, and that determination shall be final and binding. MetLife may delegate such power in whole or in part to the Exchange Agent. A valid instruction to tender will not be deemed to have been made until all irregularities have been cured or waived, but MetLife reserves the right to waive any irregularities or defects in the tender of any shares of MetLife common stock represented by the Trust Interests. MetLife and the Exchange Agent expect to make reasonable efforts to notify any person of any defect in any Letter of Instructions submitted to the Custodian, but shall not incur any liability for failure to give any such notice. See Instruction 11.
          After the Custodian has notified and instructed the Trustee to tender such shares of MetLife common stock represented by the Trust Interests, the Trustee will notify DTC and cause DTC to transfer the shares of MetLife common stock represented by the Trust Interests into the Exchange Agent’s account in accordance with DTC procedures. The Trustee will also use commercially reasonable efforts to ensure that the Exchange Agent receives a DTC confirmation and an agent’s message from DTC confirming the book entry transfer of shares of MetLife common stock represented by your Trust Interests. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of MetLife common stock represented by the Trust Interests that are the subject of the accompanying DTC confirmation that (i) such participant has received and agrees to be bound by the terms of the Letter of Instructions; and (ii) MetLife may enforce such agreement against the participant.
          4. Inadequate Space. If the space provided in the Letter of Instructions is inadequate, the number of Trust Interests and any other required information should be listed on a separate schedule and attached to the Letter of Instructions. Each page of such schedule should be separately signed in the same manner as the Letter of Instructions is signed.
          5. Odd-Lot Shares. Trust Beneficiaries who directly or beneficially own Trust Interests representing less than 100 shares of MetLife common stock (“Odd-Lot Shares”) who wish to instruct the Custodian to notify and instruct the Trustee to tender all of their shares of MetLife common stock represented by such Trust Interests should check the box entitled “Odd-Lot Preference” on the Letter of Instructions. Such Trust Beneficiaries will receive preferential treatment if this exchange offer is oversubscribed, in that all shares of MetLife common stock represented by such Trust Interests tendered on behalf of such Trust Beneficiary will be accepted for exchange and will not be subject to proration.
          6. Special Issuance Instructions. If a check for cash in lieu of fractional shares of RGA class B common stock or shares of RGA class B common stock are to be issued in the name of a person other than the signer(s) of the Letter of Instructions, then the appropriate instructions under “Special Issuance Instructions (Medallion Guarantee Required)” on the reverse side of the Letter of Instructions should be completed. If no such instructions are given, a check for cash instead of RGA class B common stock or shares of RGA class B common stock will be sent to the signer of the Letter of Instructions at the address shown in the box on the cover page of the Letter of Instructions.
          7. Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the cover page of this Instruction Booklet. You may obtain additional copies of the Offer to Exchange, the Letter of Instructions, this Instruction Booklet, the form of Notice of Withdrawal and other exchange offer materials from the Information Agent at MetLife’s expense. You may also obtain additional copies of the Offer to Exchange, the Letter of Instructions, this Instruction Booklet and the form of Notice of Withdrawal at www.dfking.com/metlife.
          8. Backup Withholding. In order to avoid U.S. federal “backup withholding” at a rate of 28 percent with respect to cash received in exchange for fractional shares pursuant to the exchange offer, each Trust Beneficiary instructing the Custodian to notify and instruct the Trustee to tender the number of shares of MetLife common stock represented by the Trust Interests set forth on the Letter of Instructions must provide the Custodian with the Trust Beneficiar(y’s)(ies’) correct Taxpayer Identification Number (“TIN”), generally a Trust Beneficiary’s social security or federal employer identification number, on the Substitute Form W-9, which is provided on the reverse side of the Letter of Instructions or, alternatively, to establish another basis for exemption from backup withholding. A Trust Beneficiary must cross out item (2) in Part 2 of the Substitute Form W-9 if such Trust Beneficiary is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Substitute Form W-9 may subject the Trust Beneficiary to 28% federal income tax backup withholding on any cash payments made to such Trust Beneficiary pursuant to the exchange offer. If the Trust Beneficiary has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Trust Beneficiary should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” is written in Part 1 and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% from any cash payments made to such Trust Beneficiary. A Trust Beneficiary that is not a U.S. person may qualify as an exempt recipient by submitting to the Custodian a properly completed Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable (which can be obtained from the Internal Revenue Service (“IRS”) website http://www.irs.gov or by contacting the Exchange Agent) signed under penalty of perjury, attesting to that Trust Beneficiary’s exempt status. Please see “Important U.S. Federal Tax Information” below.

     9. Withdrawal. In order to withdraw your instruction to tender shares of MetLife common stock represented by the Trust Interests, you must provide in writing or by facsimile a Notice of Withdrawal to the Custodian at its address set forth on the cover page of this Instruction Booklet set forth under “For Withdrawals”. That notice must include your name, address, social security number and the Trust Interests representing the shares of MetLife common stock to be withdrawn, and, if the name is different from that of the Person who instructed the tender the shares of MetLife common stock represented by those Trust Interests, the name of the Trust Beneficiary. MetLife has provided to Trust Beneficiaries a form of Notice of Withdrawal, which you may use to withdraw your shares of MetLife common stock represented by the Trust Interests. You may obtain additional forms of Notices of Withdrawal from the Information Agent. It is important to send the Notice of Withdrawal to the address or facsimile number set forth under “For Withdrawals” on the cover page of this Instruction Booklet. Delivery to any other address or facsimile at the Custodian will not be deemed a good order delivery and the withdrawal request will not be honored.
     10. Waiver of Conditions. MetLife reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to the exchange offer at any time, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the RGA class B common stock to be distributed in the exchange offer.
     11. Irregularities. MetLife reserves the absolute right to reject any and all tenders of shares of MetLife common stock represented by the Trust Interests that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. MetLife also reserves the absolute right to waive any defect or irregularity in the tender of any shares of MetLife common stock represented by the Trust Interests.
     No tender of shares of MetLife common stock represented by the Trust Interests will be valid and deemed to be properly made until all defects and irregularities in tenders of such shares of MetLife common stock represented by the Trust Interests have been cured or waived. None of MetLife, the Custodian, the Trustee, the Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of shares of MetLife common stock represented by the Trust Interests and none of them will incur any liability for failure to give any such notice.
     MetLife will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of MetLife common stock represented by the Trust Interests in its sole discretion, and its determinations shall be final and binding. MetLife’s interpretations of the terms and conditions of this exchange offer, including the Letter of Instructions and this Instruction Booklet, shall be final and binding.

IMPORTANT U.S. FEDERAL TAX INFORMATION
          THE FOLLOWING DISCUSSION OF IMPORTANT U.S. FEDERAL TAX INFORMATION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL INCOME TAX PENALTIES. SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. EACH TRUST BENEFICIARY SHOULD SEEK ADVICE BASED ON SUCH TRUST BENEFICIARY’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
          Each Trust Beneficiary who instructs the tender of shares of MetLife common stock represented by the Trust Interests in the exchange offer, or such Trust Beneficiary’s assignee (in either case, the “Payee”) is required to provide its correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9, set forth on the reverse side of the Letter of Instructions, and to certify under penalties of perjury that such number is correct or otherwise establish a basis for exemption from backup withholding. For instructions as to the proper TIN to be provided, see the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (the “Guidelines”) below. If the Payee does not provide its correct TIN or an adequate basis for an exemption, such Payee may be subject to a penalty imposed by the IRS and backup withholding in an amount equal to 28% of any cash payment made to the Trust Beneficiary with respect to Interests tendered in connection with the exchange offer. Backup withholding is not an additional tax. Rather, any amount of tax withheld will be credited against the tax liability of the person subject to the withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
          To prevent backup withholding, each Payee that is a U.S. person (including a U.S. resident alien) must provide (i) its correct TIN by completing the Substitute Form W-9 set forth on the reverse side of the Letter of Instructions, certifying, under penalties of perjury, (x) that the TIN provided is correct (or that such Payee is awaiting a TIN), (y) that the Payee is not subject to backup withholding because (A) the Payee is exempt from backup withholding, (B) the Payee has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified the Payee that it is no longer subject to backup withholding, and (z) that such Payee is a U.S. person (including a U.S. resident alien), or (ii) if applicable, an adequate basis for exemption. A Trust Beneficiary must cross out item (2) in Part 2 of the Substitute Form W-9 if such Trust Beneficiary has been notified by the IRS that such Trust Beneficiary is currently subject to backup withholding because of underreporting interest or dividends on such Trust Beneficiary’s tax return.
          If the Payee does not have a TIN, such Payee should consult the Guidelines for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” has been written in Part 1 of the Substitute Form W-9, 28% of any cash payment made to the Trust Beneficiary with respect to the MetLife common stock tendered in connection with the exchange offer will be withheld unless a TIN is provided by the time payment is made.
          If the shares of MetLife common stock represented by the Trust Interests are in more than one name or are not in the name of the actual owner, please consult the Guidelines for information on which TIN to report.
          Certain Payees (including, among others, corporations and certain foreign Persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. holders should indicate their exempt status on Substitute Form W-9. A Trust Beneficiary that exchanges shares of MetLife common stock represented by the Trust Interests in the exchange offer that is not a U.S. person may qualify as an exempt recipient by submitting to the Custodian a properly completed Form W-8BEN, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable, signed under penalties of perjury, attesting to such Payee’s exempt status. Non-U.S. persons may obtain the appropriate IRS Form W-8 from the IRS website (http://www.irs.gov) or by contacting the Exchange Agent.
          FAILURE TO COMPLETE THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE OF THE LETTER OF INSTRUCTIONS OR AN APPROPRIATE FORM W-8 MAY RESULT IN WITHHOLDING ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the name and
social security
For this type of account:	number of
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or single- owner LLC	The owner[3]

Give the name and
employer
identification
For this type of account:	number of
6. Sole proprietorship or single-member LLC	The owner[3]

7. A valid trust, estate, or pension trust	The legal entity[4]

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s social security number.

[3]	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include:
1.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.
Payees that may be exempt from backup withholding include:
6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under Section 584(a). 13. A financial institution.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for ...	THEN the payment is exempt for ...
Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5000[1]	Generally, exempt recipients 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under Section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and healthcare payments, attorneys’ fees and payments for services paid by a federal executive agency.
Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt Payee” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer ..
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.